Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS

FISCAL 2025 Q4 HIGHLIGHTS

•Net sales of $978.2 million increased 2.7% YoY
•Operating income of $84.3 million, or $90.3 million on an adjusted basis1
•Operating margin of 8.6%, or 9.2% on an adjusted basis1
•Diluted EPS of $1.01 vs. $0.99 in the prior fiscal year quarter
•Adjusted diluted EPS of $1.09 vs. $1.03 in the prior fiscal year quarter1

FISCAL 2025 HIGHLIGHTS

•Net sales of $3,769.5 million decreased 1.3% YoY
•Operating income of $301.6 million, or $315.8 million on an adjusted basis 1
•Operating margin of 8.0%, or 8.4% on an adjusted basis1
•Diluted EPS of $3.57 vs. $4.58 in the prior fiscal year
•Adjusted diluted EPS of $3.76 vs. $4.81 in the prior fiscal year1
•Generated operating cash flow conversion of 169% and free cash flow conversion1 of 122% of net income

MELVILLE, N.Y. and DAVIDSON, N.C. (OCTOBER 23, 2025) - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), (“MSC”, “MSC Industrial”, or the “Company,” “we”, “us”, or “our”) a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (“MRO”) products and services, today reported financial results for its fiscal 2025 fourth quarter and full year ended August 30, 2025.

Financial Highlights[2]	FY25 Q4		FY24 Q4		Change	FY25		FY24		Change
Net Sales	$978.2		$952.3		2.7%	$3,769.5		$3,821.0		(1.3)%
Income from Operations	$84.3		$90.9		(7.3)%	$301.6		$390.4		(22.8)%
Operating Margin	8.6%		9.5%			8.0%		10.2%
Net Income Attributable to MSC	$56.5		$55.7		1.4%	$199.3		$258.6		(22.9)%
Diluted EPS	$1.01	3	$0.99	4	2.0%	$3.57	3	$4.58	4	(22.1)%

Adjusted Financial Highlights[2]	FY25 Q4		FY24 Q4		Change	FY25		FY24		Change
Net Sales	$978.2		$952.3		2.7%	$3,769.5		$3,821.0		(1.3)%
Adjusted Income from Operations [1]	$90.3		$94.2		(4.1)%	$315.8		$407.2		(22.4)%
Adjusted Operating Margin [1]	9.2%		9.9%			8.4%		10.7%
Adjusted Net Income Attributable to MSC [1]	$60.9		$58.1		4.8%	$210.0		$271.3		(22.6)%
Adjusted Diluted EPS [1]	$1.09	3	$1.03	4	5.8%	$3.76	3	$4.81	4	(21.8)%

[1] Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.
[3] Based on 55.9 million weighted-average diluted shares outstanding for FY25 Q4 and FY25.
[4] Based on 56.2 million and 56.4 million weighted-average diluted shares outstanding for FY24 Q4 and FY24, respectively.

Erik Gershwind, Chief Executive Officer, said, "Our fourth quarter results are evidence of the progress we are making through our Mission Critical strategy. We entered the year with three focus areas— maintain momentum in our high touch solutions, reenergize our core customer and optimize our cost to serve. As a result of execution in each of these priorities, we returned to daily sales growth in the fiscal fourth quarter for both the Core Customer and the total company. In fact, the Core Customer growth rate outpaced company average. We also returned to growth in earnings per share, with adjusted EPS in the quarter improving over 5% year over year. I am grateful for the hard work and dedication of our team members this year in supporting our goals.”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS	2

Greg Clark, Interim Chief Financial Officer, added, "We finished the year on a positive note with average daily sales improving 2.7% compared to the prior year and adjusted operating margin of 9.2% both of which exceeded our outlook. Cash generation remained favorable during the quarter resulting in free cash flow conversion of 122% for the fiscal year, ahead of our annual target. We leveraged this strong cash flow performance and our healthy balance sheet to return approximately $229 million to shareholders in the form of dividends and share repurchases.”

Martina McIsaac, President and Chief Operating Officer, concluded, "Looking out, I am encouraged by our performance exiting the fiscal year. As momentum builds, I gain increased confidence in our position to deliver profitable growth in fiscal 2026. We will continue advancing our growth initiatives and identifying areas to generate productivity, both of which are creating a strong foundation for future profitable growth. Our goal remains simple — to restore performance consistent with our long-term objectives of growing to 400 basis points or more above the IP Index and expanding adjusted operating margins to the mid-teens."

First Quarter Fiscal 2026 Financial Outlook
ADS Growth (YoY)	Up 3.5% to 4.5%
Adjusted Operating Margin[1]	8.0% - 8.6%

Full-Year Fiscal 2026 Outlook for Certain Financial Metrics
•Depreciation and amortization expense of ~$95M-$100M
•Interest and other expense of ~$35M
•Capital expenditures of ~$100M-$110M
•Free cash flow conversion1 of ~90%
•Tax rate of ~24.5%-25.5%

(1) Guidance provided is a non-GAAP figure presented on an adjusted basis. For further details see the Non-GAAP financial measures information presented in the schedules accompanying this press release.

Conference Call Information
MSC will host a conference call today at 8:30 a.m. EDT to review the Company’s fiscal 2025 fourth quarter and full year results. The call, accompanying slides, and other operational statistics may be accessed at: https://investor.mscdirect.com. The conference call may also be accessed at 1-888-506-0062 (U.S.) or 1-973-528-0011 (international) and providing the access code 420327.

An online archive of the broadcast will be available until November 6, 2025. The Company’s reporting date for the fiscal 2026 first quarter is scheduled for January 7, 2026.

Contact Information
Investors:	Media:
Ryan Mills, CFA	Leah Kelso
Head of Investor Relations	VP, Communications and Sales Enablement
Rmills@mscdirect.com	Leah.Kelso@mscdirect.com

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.5 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of more than 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements:
Statements in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that MSC expects, believes or anticipates will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth and profitability, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances,

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS	3

statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity, energy and labor prices, and the impact of prolonged periods of low, high or rapid inflation; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; the applicability of laws and regulations relating to our status as a supplier to the U.S. government and public sector; the credit risk of our customers; our ability to accurately forecast customer demands; interruptions in our ability to make deliveries to customers; supply chain disruptions; our ability to attract and retain sales and customer service personnel; the risk of loss of key suppliers or contractors or key brands; changes to trade policies or trade relationships, including tariff policies; risks associated with opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; interruption of operations at our headquarters or customer fulfillment centers; products liability due to the nature of the products that we sell; impairments of goodwill and other indefinite-lived intangible assets; the impact of climate change; operating and financial restrictions imposed by the terms of our material debt instruments; our ability to access additional liquidity; the significant influence that our principal shareholders will continue to have over our decisions; our ability to execute on our E-commerce strategies and maintain our digital platforms; costs associated with maintaining our information technology (“IT”) systems and complying with data privacy laws; disruptions or breaches of our IT systems or violations of data privacy laws, including such disruptions or breaches in connection with our E-commerce channels; risks related to online payment methods and other online transactions; our ability to remediate a material weakness in our internal control over financial reporting and to maintain effective internal control over financial reporting and our disclosure controls and procedures in the future; the retention of key management personnel; litigation risk due to the nature of our business; failure to comply with environmental, health, and safety laws and regulations; and our ability to comply with, and the costs associated with, social and environmental responsibility policies. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS	4

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Balance Sheets
(In thousands)

	August 30, 2025	August 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$56,228	$29,588
Accounts receivable, net of allowance for credit losses	423,306	412,122
Inventories	644,090	643,904
Prepaid expenses and other current assets	102,930	102,475
Total current assets	1,226,554	1,188,089
Property, plant and equipment, net	346,706	360,255
Goodwill	723,702	723,894
Identifiable intangibles, net	85,455	101,147
Operating lease assets	52,464	58,649
Other assets	27,183	30,279
Total assets	$2,462,064	$2,462,313

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$316,868	$229,911
Current portion of operating lease liabilities	22,236	21,941
Accounts payable	225,150	205,933
Accrued expenses and other current liabilities	165,092	147,642
Total current liabilities	729,346	605,427
Long-term debt including obligations under finance leases	168,831	278,853
Noncurrent operating lease liabilities	30,872	37,468
Deferred income taxes and tax uncertainties	136,513	139,283
Total liabilities	$1,065,562	$1,061,031
Commitments and Contingencies
Shareholders’ Equity:
MSC Industrial Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	57	57
Additional paid-in capital	1,093,630	1,070,269
Retained earnings	432,622	456,850
Accumulated other comprehensive loss	(20,736)	(21,144)
Class A treasury stock, at cost	(117,363)	(114,235)
Total MSC shareholders’ equity	1,388,210	1,391,797
Noncontrolling interest	8,292	9,485
Total shareholders’ equity	1,396,502	1,401,282
Total liabilities and shareholders’ equity	$2,462,064	$2,462,313

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS	5

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Statements of Income
(In thousands, except per share data)

	(Unaudited)
	Fiscal Quarters Ended		Fiscal Years Ended
	August 30, 2025	August 31, 2024	August 30, 2025	August 31, 2024
Net sales	$978,175	$952,284	$3,769,521	$3,820,951
Cost of goods sold	583,196	561,676	2,233,386	2,248,168
Gross profit	394,979	390,608	1,536,135	1,572,783
Operating expenses	306,108	297,011	1,223,573	1,167,870
Restructuring and other costs	4,569	2,739	10,999	14,526
Income from operations	84,302	90,858	301,563	390,387
Other income (expense):
Interest expense	(5,731)	(6,615)	(24,063)	(25,770)
Interest income	188	110	1,130	412
Other income (expense), net	(2,610)	(8,213)	(15,052)	(22,280)
Total other expense	(8,153)	(14,718)	(37,985)	(47,638)
Income before provision for income taxes	76,149	76,140	263,578	342,749
Provision for income taxes	20,015	22,188	65,742	86,792
Net income	56,134	53,952	197,836	255,957
Less: Net loss attributable to noncontrolling interest	(412)	(1,740)	(1,492)	(2,637)
Net income attributable to MSC Industrial	$56,546	$55,692	$199,328	$258,594
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$1.01	$0.99	$3.57	$4.60
Diluted	$1.01	$0.99	$3.57	$4.58
Weighted average shares used in computing net income per common share:
Basic	55,739	56,061	55,781	56,257
Diluted	55,890	56,223	55,894	56,441

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS	6

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Statements of Comprehensive Income
(In thousands)

	Fiscal Years Ended
	August 30, 2025	August 31, 2024
Net income, as reported	$197,836	$255,957
Other comprehensive income, net of tax:
Foreign currency translation adjustments	707	(4,715)
Comprehensive income	198,543	251,242
Comprehensive income attributable to noncontrolling interest:
Net loss	1,492	2,637
Foreign currency translation adjustments	(299)	1,296
Comprehensive income attributable to MSC Industrial	$199,736	$255,175

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS	7

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Statements of Cash Flows
(In thousands)

	Fiscal Years Ended
	August 30, 2025	August 31, 2024
Cash Flows from Operating Activities:
Net income	$197,836	$255,957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,627	80,886
Amortization of cloud computing arrangements	1,790	1,988
Non-cash operating lease cost	24,472	22,973
Stock-based compensation	12,551	18,848
Loss on disposal of property, plant and equipment	790	687
Loss on sale of property	1,167	—
Non-cash changes in fair value of estimated contingent consideration	293	906
Provision for credit losses	7,495	7,355
Expenditures for cloud computing arrangements	(4,688)	(20,282)
Deferred income taxes and tax uncertainties	(2,925)	9,706
Changes in operating assets and liabilities, net of amounts associated with business acquired:
Accounts receivable	(17,742)	18,846
Inventories	1,719	85,098
Prepaid expenses and other current assets	482	2,027
Operating lease liabilities	(23,819)	(23,383)
Other assets	350	3,149
Accounts payable and accrued liabilities	43,319	(54,065)
Total adjustments	135,881	154,739
Net cash provided by operating activities	333,717	410,696
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(92,840)	(99,406)
Cash used in acquisitions, net of cash acquired	(790)	(23,990)
Net proceeds from sale of property	30,336	—
Net cash used in investing activities	(63,294)	(123,396)
Cash Flows from Financing Activities:
Repurchases of Class A Common Stock	(39,317)	(187,695)
Payments of regular cash dividends	(189,650)	(187,280)
Proceeds from sale of Class A Common Stock in connection with associate stock purchase plan	4,253	4,426
Proceeds from exercise of Class A Common Stock options	8,123	9,587
Borrowings under credit facilities	253,498	434,500
Payments under credit facilities	(254,998)	(381,000)
Payments under Shelf Facility Agreements and Private Placement Debt	(20,000)	(50,000)
Proceeds from other long-term debt	—	50,000
Contingent consideration paid	(3,500)	—
Payments on finance lease and financing obligations	(1,512)	(3,625)
Other, net	(469)	3,735
Net cash used in financing activities	(243,572)	(307,352)
Effect of foreign exchange rate changes on cash and cash equivalents	(211)	(412)
Net increase (decrease) in cash and cash equivalents	26,640	(20,464)
Cash and cash equivalents—beginning of period	29,588	50,052
Cash and cash equivalents—end of period	$56,228	$29,588

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS	8

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$60,284	$79,088
Cash paid for interest	$23,891	$24,721

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS	9

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP income from operations, non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude restructuring and other costs, loss on sale of property, share reclassification litigation costs, share reclassification costs (prior year) and acquisition-related costs (prior year) and tax effects, as well as free cash flow conversion, which is a measure calculated using free cash flow, which is a non-GAAP measure.

These non-GAAP financial measures are not presented in accordance with GAAP or an alternative for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measure and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measure.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. The Company believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of potential future events such as restructurings, M&A activity, capital expenditures and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

•Free Cash Flow (“FCF”) and Free Cash Flow Conversion (“FCF Conversion”)

FCF is a non-GAAP financial measure. FCF is used in addition to and in conjunction with results presented in accordance with GAAP, and FCF should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure. FCF, which we reconcile to “Net cash provided by operating activities,” is cash flow from operations reduced by “Expenditures for property, plant and equipment”. We believe that FCF, although similar to cash flow from operations, is a useful additional measure since capital expenditures are a necessary component of ongoing operations. Management also views FCF, as a measure of the Company’s ability to reduce debt, add to cash balances, pay dividends, and repurchase stock. FCF has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, FCF does not incorporate payments made on finance lease obligations or required debt service payments. In addition, different companies define FCF differently. Therefore, we believe it is important to view FCF as a complement to our entire consolidated statements of cash flows. FCF Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return. A reconciliation of cash provided by operating activities to FCF, operating cash flow conversion and FCF conversion for the fiscal quarters and years ended August 30, 2025 and August 31, 2024, respectively, is shown below.

•Results Excluding Restructuring and Other Costs, Loss on Sale of Property, Share Reclassification Litigation Costs, Share Reclassification Costs (prior year) and Acquisition-Related Costs (prior year)

In calculating certain non-GAAP financial measures, we exclude restructuring and other costs, loss on sale of property, share reclassification litigation costs, share reclassification costs (prior year) and acquisition-related costs (prior year) and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparison with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS	10

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Quarters and Years Ended August 30, 2025 and August 31, 2024
(dollars in thousands, except percentages)

	Fiscal Quarters Ended		Fiscal Years Ended
	August 30, 2025	August 31, 2024	August 30, 2025	August 31, 2024
(a) Net cash provided by operating activities	$80,256	$107,263	$333,717	$410,696
(b) Expenditures for property, plant and equipment	$(21,731)	$(26,052)	$(92,840)	$(99,406)
(a-b) = (c) Free cash flow	$58,525	$81,211	$240,877	$311,290
(d) Net income	$56,134	$53,952	$197,836	$255,957
(a)/(d) Operating cash flow conversion	143%	199%	169%	160%
(c)/(d) Free cash flow conversion	104%	151%	122%	122%

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS	11

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Quarter Ended August 30, 2025
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Litigation Costs	Adjusted Total MSC Industrial
Net Sales	$978,175	$—	$—	$978,175

Cost of Goods Sold	583,196	—	—	583,196

Gross Profit	394,979	—	—	394,979
Gross Margin	40.4%	—%	—%	40.4%

Operating Expenses	306,108	—	1,450	304,658
Operating Expenses as % of Sales	31.3%	—%	(0.1)%	31.1%

Restructuring and Other Costs	4,569	4,569	—	—

Income from Operations	84,302	(4,569)	(1,450)	90,321
Operating Margin	8.6%	0.5%	0.1%	9.2%

Total Other Expense	(8,153)	—	—	(8,153)

Income before provision for income taxes	76,149	(4,569)	(1,450)	82,168

Provision for income taxes	20,015	(1,254)	(399)	21,668
Net income	56,134	(3,315)	(1,051)	60,500
Net loss attributable to noncontrolling interest	(412)	—	—	(412)
Net income attributable to MSC Industrial	$56,546	$(3,315)	$(1,051)	$60,912

Net income per common share:
Diluted	$1.01	$(0.06)	$(0.02)	$1.09

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS	12

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Year Ended August 30, 2025
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Loss on Sale of Property	Share Reclassification Litigation Costs	Adjusted Total MSC Industrial
Net Sales	$3,769,521	$—	$—	$—	$3,769,521

Cost of Goods Sold	2,233,386	—	—	—	2,233,386

Gross Profit	1,536,135	—	—	—	1,536,135
Gross Margin	40.8%	—%	—%	—%	40.8%

Operating Expenses	1,223,573	—	1,167	2,094	1,220,312
Operating Expenses as % of Sales	32.5%	—%	0.0%	(0.1)%	32.4%

Restructuring and Other Costs	10,999	10,999	—	—	—

Income from Operations	301,563	(10,999)	(1,167)	(2,094)	315,823
Operating Margin	8.0%	0.3%	0.0%	0.1%	8.4%

Total Other Expense	(37,985)	—	—	—	(37,985)

Income before provision for income taxes	263,578	(10,999)	(1,167)	(2,094)	277,838

Provision for income taxes	65,742	(2,781)	(295)	(530)	69,348
Net income	197,836	(8,218)	(872)	(1,564)	208,490
Net loss attributable to noncontrolling interest	(1,492)	—	—	—	(1,492)
Net income attributable to MSC Industrial	$199,328	$(8,218)	$(872)	$(1,564)	$209,982

Net income per common share:
Diluted	$3.57	$(0.15)	$(0.02)	$(0.03)	$3.76

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS	13

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Quarter Ended August 31, 2024
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-related Costs	Adjusted Total MSC Industrial
Net Sales	$952,284	$—	$—	$952,284

Cost of Goods Sold	561,676	—	—	561,676

Gross Profit	390,608	—	—	390,608
Gross Margin	41.0%	—%	—%	41.0%

Operating Expenses	297,011	—	614	296,397
Operating Expenses as % of Sales	31.2%	—%	(0.1)%	31.1%

Restructuring and Other Costs	2,739	2,739	—	—

Income from Operations	90,858	(2,739)	(614)	94,211
Operating Margin	9.5%	0.3%	0.1%	9.9%

Total Other Expense	(14,718)	—	—	(14,718)

Income before provision for income taxes	76,140	(2,739)	(614)	79,493

Provision for income taxes	22,188	(797)	(179)	23,164
Net income	53,952	(1,942)	(435)	56,329
Net loss attributable to noncontrolling interest	(1,740)	—	—	(1,740)
Net income attributable to MSC Industrial	$55,692	$(1,942)	$(435)	$58,069

Net income per common share:
Diluted	$0.99	$(0.03)	$(0.01)	$1.03

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FOURTH QUARTER AND FULL YEAR RESULTS	14

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Year Ended August 31, 2024
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-related Costs	Share Reclassification Costs	Adjusted Total MSC Industrial
Net Sales	$3,820,951	$—	$—	$—	$3,820,951

Cost of Goods Sold	2,248,168	—	—	—	2,248,168

Gross Profit	1,572,783	—	—	—	1,572,783
Gross Margin	41.2%	—%	—%	—%	41.2%

Operating Expenses	1,167,870	—	1,079	1,187	1,165,604
Operating Expenses as % of Sales	30.6%	—%	0.0%	0.0%	30.5%

Restructuring and Other Costs	14,526	14,526	—	—	—

Income from Operations	390,387	(14,526)	(1,079)	(1,187)	407,179
Operating Margin	10.2%	0.4%	0.0%	0.0%	10.7%

Total Other Expense	(47,638)	—	—	—	(47,638)

Income before provision for income taxes	342,749	(14,526)	(1,079)	(1,187)	359,541

Provision for income taxes	86,792	(3,577)	(266)	(293)	90,928
Net income	255,957	(10,949)	(813)	(894)	268,613
Net income attributable to noncontrolling interest	(2,637)	—	—	—	(2,637)
Net income attributable to MSC Industrial	$258,594	$(10,949)	$(813)	$(894)	$271,250

Net income per common share:
Diluted	$4.58	$(0.19)	$(0.01)	$(0.02)	$4.81

*Individual amounts may not agree to the total due to rounding.